Exhibit 99.1
News

Contacts:
Peggy Reilly Tharp, Caleres
(314) 854-4134, ptharp@caleres.com

Caleres Announces Investor Day Details

ST. LOUIS, October 29, 2015 - Caleres (NYSE: CAL, caleres.com) announced it will broadcast its 2015 investor day beginning at 10:00 a.m. ET today, Thursday, October 29. During the webcast, company executives will discuss the overall corporate strategy and long-term financial outlook.

The dial-in number for today’s call is (877) 217-9089 for financial analysts in North America, or (706) 679-1723 for international analysts, and the conference ID is 61982159. To participate, please dial in a few minutes before the scheduled time. Employees, the media and the public are invited to listen to the call at investor.caleres.com/news/events.

A replay of the call will be available through Sunday, November 29, 2015, by dialing (855) 859-2056 in North America or (404) 537-3406 internationally and using the conference ID 61982159. A webcast replay will also be archived for a limited period at investor.caleres.com/news/events/archive.

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About Caleres: Caleres is a diverse portfolio of global brands, which fit people’s lives:  Family, Healthy Living and Contemporary Fashion.  Our products are available virtually everywhere - in the over 1,200 retail stores we operate, in hundreds of major department and specialty stores, on our branded ecommerce sites, and on many additional third-party retail websites.  Famous Footwear and Famous.com serve as our Family brands. Our Contemporary Fashion brands include Sam Edelman, Franco Sarto, Vince, Via Spiga, Diane von Furstenberg, Fergie Footwear and Carlos Santana.  Naturalizer, Dr. Scholl's, LifeStride, Bzees and Ryka represent our Healthy Living brands. Combined, these brands help make Caleres a company with both a legacy and a mission.  Our legacy is our more than 130 years of craftsmanship, our passion for fit and our business savvy, while our mission is to continue to inspire people to feel better feet first.  Visit caleres.com to learn more about us.